                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-4290, Registration No. 333-52907, Registration No. 333-83007, Registration No. 333-55470, and Registration No. 333-65502) of our report dated January 19, 2001, except for the last paragraph of Note 1, as to which the date is August 14, 2001, relating to the consolidated financial statements, which appears on Form 10-K/A. We also consent to the incorporation by reference of our report dated January 19, 2001, except for the last paragraph of Note 1, as to which the date is August 14, 2001, relating to the financial statement schedule, which appears on Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP

Pittsburgh, Pennsylvania
January 19, 2001, except for the last paragraph of Note 1, as to which the date is August 14, 2001